As filed pursuant to Rule 424(b)(3)
                                   Registration No. 333-73173-01

Pricing Supplement No. 1052 dated July 14, 1999
(To Prospectus dated March 11, 1999 and
Prospectus Supplement dated March 25, 1999)

                    XEROX CAPITAL (EUROPE) PLC
 Irrevocably and Unconditionally Guaranteed by Xerox Corporation
                   Medium-Term Notes, Series F
__________________________________________________________________

                              GENERAL
__________________________________________________________________

Principal Amount: $350,000,000
Issue Price: $350,000,000 (100% of Principal Amount)
  (see below under "Agent")
Agent's Discount or Commission: None (see below under "Agent")
Net proceeds to Company: $350,000,000 (100% of Principal Amount) Original Issue Date (Settlement Date): July 19, 1999
Maturity Date: July 19, 2000
Agent: Chase Securities Inc. ("Chase").
   Chase has purchased the Notes as principal in this transaction for resale to one or more investors or other purchasers at varying prices related to prevailing market conditions at the time or times of resale as determined by Chase.
Form: /X/ Book Entry      / / Certificated
Specified Currency: U.S. dollars
Authorized Denominations: $1,000
  Integral Multiples in excess thereof: $1,000
__________________________________________________________________

                             INTEREST
__________________________________________________________________

/X/ Floating Rate Note:

Base Rate: LIBOR

Designated LIBOR Page:  / / LIBOR Reuters
				/X/ LIBOR Telerate page 3750

Index Maturity: 3-month LIBOR

Initial Interest Rate: The Initial Interest Rate from the Original Issue Date to the first Interest Reset Date shall be calculated in accordance with the provisions hereof and the provisions of the Prospectus and Prospectus Supplement to which this Pricing Supplement relates; provided, that, solely for purposes of calculating the Initial Interest Rate, the Original Issue Date shall be deemed to be the first Interest Reset Date.

Interest Payment Date(s): October 19, 1999, January 19, 1999,
April 19, 1999 and at maturity

The date on which interest is payable (on each Interest Payment Date and at Maturity) will be subject to adjustment in accordance with:
/X/ the Modified Following Business Day Convention.

Interest Reset Period: Quarterly

Interest Reset Date(s): Interest Payment Date(s)

Spread (+/-): -0.062%

Calculation Agent (if other than Citibank, N.A.):

The Floating Rate Period End Date will be subject to:
/X/ adjustment in accordance with the Modified Following Business
Day Convention.

__________________________________________________________________

    EARLY REDEMPTION AND REPAYMENT; OPTIONAL EXTENSION
      OF MATURITY DATE AND RESETS; AND PAYMENT CURRENCY
__________________________________________________________________

Early redemption at Company's option:
   /X/ No    / / Yes (see below)

Early repayment at Holder's option:
   /X/ No    / / Yes (see below)

Option to extend Maturity Date:
  /X/ No    / / Yes (see below)

Option to reset interest rate:
  /X/ No    / / Yes

__________________________________________________________________

                            ATTACHMENT
__________________________________________________________________

None.